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EXHIBIT 99.10(ii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through the MetLife Investors Variable Annuity Account One (File No. 333-50540). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By:  /s/ W. THOMAS CONNER
                                             -----------------------------------
                                                  W. Thomas Conner


Washington, D.C.
April 26, 2004